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                                                                      EXHIBIT 21


                        SUBSIDIARIES OF THE REGISTRANT

     As of August 28, 1999, the Company's subsidiaries, all wholly-owned and incorporated in California (except where noted otherwise) are:

          Grocers Equipment Co.
          Grocers and Merchants Insurance Service, Inc.
     (1)  Grocers Capital Company
          Springfield Insurance Company Limited (incorporated in Bermuda) Grocers Specialty Company
     (2)  Grocers Development Center, Inc.
          Grocers and Merchants Management Company
          Preferred Public Storage Company
          Crown Grocers, Inc.
          Grocers General Merchandise Company
     (3)  Springfield Insurance Company
     (4)  Banner Marketing, Inc.
     (5)  Cerp Acquisition Corp.
          Morga No. 12 Acquisition Corp.
          Walnut Creek No. 7 Acquisition Corp.
          Lauresm Corporation

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     (1)  Outstanding capital shares are owned by Grocers Equipment Co.
          (67.63%) and the Registrant (32.37%)
     (2)  Outstanding capital shares are owned by Grocers Equipment Co.
     (3) Outstanding capital shares are owned by Grocers and Merchants Insurance Services, Inc.
     (4)  Outstanding capital shares are owned by Grocers Equipment Co.
     (5)  Outstanding capital shares are owned by Grocers Capital Company